JANUS ASPEN SERIES
FUND PARTICIPATION AGREEMENT
(Institutional Shares)

THIS AGREEMENT is made this 1st day of November, 2005, between JANUS ASPEN SERIES, an open-end management investment company organized as a Delaware business trust (the "Trust"), JANUS DISTRIBUTORS LLC (the "Distributor"), a Delaware limited liability company (the "Distributor"), and SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a life insurance company organized under the laws of the State of Delaware (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").
W I T N E S S E T H:
WHEREAS, the Trust has registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and
WHEREAS, the Trust has registered the offer and sale of a class of shares designated the Institutional Shares ("Shares") of each of its Portfolios under the Securities Act of 1933, as amended (the "1933 Act"); and
WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and
WHEREAS, the Trust has received an order from the Securities and Exchange Commission granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Exemptive Order"); and
WHEREAS, the Company has registered or will register (unless registration is not required under applicable law) certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contracts"); and
WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless exempt therefrom;

WHEREAS, the Company will comply with additional conditions pursuant to Section 12(d)(1)(E) of the 1940 Act to hold shares of the Portfolios in one or more unregistered separate accounts; and and
WHEREAS, the Company desires to utilize Shares of one or more Portfolios as an investment vehicle of the Accounts;
NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE I
Sale of Trust Shares
1.1The Trust shall make Shares of its Portfolios listed on Schedule B available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Trustees of the Trust (the "Trustees") may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio. With respect to payment of purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall remit gross purchase and sale orders with respect to each Portfolio and shall transmit one net payment per Portfolio in accordance with the provisions of this Article I.
1.2The Trust will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust shall make payment for such Shares in the manner established from time to time by the Trust, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.
1.3For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus (which as of the date of execution of this Agreement is the close of the regular trading session of the New York Stock Exchange (normally 4:00 p.m. New York time) each day that the NYSE is open4:00 p.m. Eastern Time)and ii) the Trust receives notice of such orders by 9:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.
1.4Purchase orders that are transmitted to the Trust in accordance with Section 1.3 shall be paid for no later than 12:00 p.m. New York time on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire.
1.5Issuance and transfer of the Trust's Shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.
1.6The Trust shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on the Trust's Shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.
1.7The Trust shall make the net asset value per Share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per Share is calculated. If the Trust provides the Company with materially incorrect share net asset value information, the Trust shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. The Trust shall make the determination as to whether an error in net asset value has occurred and is a material error in accordance with its own internal policies, which are consistent with SEC materiality guidelines. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company.Non-material errors will be corrected in the next Business Day's net asset value per share.. . The Trust shall be liable for the reasonable administrative costs incurred by the Company in relation to the correction of any material error. Non-material errors will be corrected in the next Business Day's net asset value per shareIn the event of a Price Error, Janus Services shall reimburse Service Provider for any reasonable costs for reprocessing values under the Plans using the least costly method of correction.
1.8The Trust agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Exemptive Order. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Trust Shares will be used only for the purposes of funding the Accounts listed in Schedule A, as amended from time to time.
    The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.8 and Article IV of this Agreement.
    All orders accepted by the Company shall be subject to the terms of the then current prospectus of each Portfolio, including without limitation, policies regarding minimum account sizes, market timing and excessive trading. The Company shall use its best efforts, and shall reasonably cooperate with, the Trust to enforce stated prospectus policies regarding transactions in Shares, particularly those related to market timing. The Company acknowledges that orders accepted by it in violation of the Trust's stated policies may be subsequently revoked or cancelled by the Trust and that the Trust shall not be responsible for any losses incurred by the Company or Contract or Account as a result of such cancellation. The Trust or its agent shall notify the Company of such cancellation prior to 12:00 p.m. EST on the next following Business Day after any such cancellation.
In addition, the Company acknowledges that the Trust has the right to refuse any purchase order for any reason, particularly if the Trust determines that a Portfolio would be unable to invest the money effectively in accordance with its investment policies or would otherwise be adversely affected due to the size of the transaction, frequency of trading by the account or other factors.
1.11Company certifies that it is following all applicable rules and regulations, as well as internal policies and procedures, regarding "forward pricing" and the handling of mutual fund orders on a timely basis. As evidence of its compliance, Company shall:
(i) permit Trust or its agent to audit its operations, as well as any books and records preserved in connection with its provision of services under this Agreement;
(ii)provide Trust with the results of a Statement on Auditing Standards No. 70 (SAS 70) review or similar report of independent auditors as soon as practicable following execution of this Agreement; or
(iii)provide annual certification to Trust that it is following all relevant rules, regulations, and internal policies and procedures regarding "forward pricing" and the handling of mutual fund orders on a timely basis..
ARTICLE II
Obligations of the Parties
2.1The Trust shall prepare and be responsible for filing with the Securities and Exchange Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.
2.2At the option of the Company, the Trust shall either (a) provide the Company (at the Company's expense) with as many copies of the Trust's Shares' current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing. The Trust shall provide the Company with a copy of the Shares' statement of additional information in a form suitable for duplication by the Company. The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.
2.3(a)The Company shall bear the costs of printing and ddistributing the Trust's Shares' prospectus to prospective owners of policies , statement of additional information, shareholder reports and other shareholder communications to owners of and applicants for policies for which Shares of the Trust are serving or are to serve as an investment vehicle. The TrustCompany shall bear the costs of printingdistributing the Trust's Shares' prospectus to owners of policies for which Shares of the Trust are serving or are to serve as an investment vehicle. The Trust shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws. [ISSUE OF PROXY COST REIMBURSEMENT OUT FOR INTERNAL APPROVAL.]
(b)If the Company elects to include any materials provided by the Trust, specifically prospectuses, SAIs, shareholder reports and proxy materials, on its web site or in any other computer or electronic format, the Company assumes sole responsibility for maintaining such materials in the form provided by the Trust and for promptly replacing such materials with all updates provided by the Trust.
2.4The Company agrees and acknowledges that the Trust's adviser, Janus Capital Management LLC or its affiliates ("Janus Capital"), is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of Janus Capital. Except as provided in Section 2.5, the Company shall not use any Janus Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Janus Capital. All references contained in this Agreement to "the name or mark 'Janus'" shall include but not be limited to the Janus logo, the website www.janus.com and any and all electronic links relating to such website. The Company will make no use of the name or mark "Janus" except as expressly provided in this Agreement or expressly authorized by Janus Capital in writing. All goodwill associated with the name and mark "Janus" shall inure to the benefit of Janus Capital or its affiliates. Upon termination of this Agreement for any reason, the Company shall cease any and all use of any Janus Mark(s).
2.5The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or its investment adviser is named within a reasonable time of prior to the filing of such document with the Securities and Exchange Commission. [If Janus is mentioned in these materials, we should be able to review it prior to filing. We catch issues with such materials on a very regular basis and view this review as an important element in our working relationship.] The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or its investment adviser is named, at least fifteen Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within ten Business Days after receipt of such material.
2.6The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.
2.7The Trust and the Distributor shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.
2.8So long as, and to the extent that the Securities and Exchange Commission interprets the 1940 Act to require pass-through voting privileges for variable policyowners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote Shares of the Trust held by the Account and for which no timely voting instructions from policyowners are received as well as Shares it owns that are held by that Account, in the same proportion as those Shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.
2.9The Company has determined that the investment restrictions set forth in the current Trust prospectus are sufficient to comply with all investment restrictions under state insurance laws that are currently applicable to the Portfolios as a result of the Accounts' investment therein. The Company shall notify the Trust of any additional applicable state insurance laws that restrict the Portfolios' investments or otherwise affect the operation of the Trust after the date of this Agreement.2.9The Company has determined that the investment restrictions set forth in the current Trust prospectus are sufficient to comply with all investment restrictions under state insurance laws that are currently applicable to the Portfolios as a result of the Accounts' investment therein. The Company shall notify the Trust of any additional applicable state insurance laws that restrict the Portfolios' investments or otherwise affect the operation of the Trust after the date of this Agreement.

ARTICLE III
Representations and Warranties
3.1The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Delaware and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A.
3.2The Company represents and warrants that each Account has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust in accordance with the provisions of the 1940 Act, unless exempt therefrom.
3.3The Company represents and warrants that the Contracts or interests in the Accounts (1) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. [EMAIL PROVIDES BACKGROUND FOR INSERTIONS BELOW.]
3.4The Company represents and warrants that either the Company or the principal underwriter of any unregistered separate account holding Portfolio shares is a broker or dealer registered under the Securities Exchange Act of 1934 (the "1934 Act") or is controlled (as defined in the 1940 Act) by a broker or dealer registered under the 1934 Act.
3.5The Company represents and warrants that it will not hold any other investment security (as defined in Section 3 of the 1940 Act) in an unregistered separate account that holds shares of a Portfolio.
3.6The Company represents and warrants that it will seek instructions from holders of interests in an unregistered separate account holding Portfolio shares with regard to the voting of all proxies solicited in connection with a Portfolio and will vote those proxies only in accordance with those instructions, or the Company will vote Portfolio shares held in its unregistered separate accounts in the same proportion as the vote of all of the Portfolio's other shareholders.
3.7The Company represents and warrants that it will not substitute another security for shares of a Portfolio held in an unregistered separate account unless the Securities and Exchange Commission approves the substitution in the manner provided in Section 26 of the 1940 Act.
3.8The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware.
3.59The Trust represents and warrants that the Trust Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to any issuance or sale of such Shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.
3.610The Trust and the Distributor represent and warrant that the investments of each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.
3.7 11 The Company represents and warrants that it is in compliance with all applicable anti-money laundering laws, rules and regulations including, but not limited to, the U.S.A. PATRIOT Act of 2001, P.L. 107-56.
3.812The Trust represents that each Portfolio is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will use best efforts to maintain such qualification (under Subchapter M or any successor or similar provisions) and notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

3.13The Distributor represents and warrants that it is a member in good standing of the National Association of Securities Dealers and is registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute the Fund shares in accordance with all applicable law, including, without limitation, state and federal securities laws, the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934.

ARTICLE IV
Potential Conflicts
4.1The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.
4.2The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.
4.3If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.
4.4If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.
4.5If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Trust.
4.6For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.
4.7The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.
4.8If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE V
Indemnification
5.1Indemnification By the Company. The Company agrees to indemnify and hold harmless the Trust, the Distributor, and each of their Trustees, officers, employees and agents and each person, if any, who controls the Trust or the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:
(a)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature for the Trust generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust or the Distributor for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust Shares; or
(b)arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust Shares; or
(c)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or
(d)arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or
(e)arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.
5.2Indemnification By the Trust. The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:
(a)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust Shares; or
(b)arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Trust Shares; or
(c)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or
(d)arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or
(e)arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.
5.3Indemnification By the Distributor.The Distributor agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:
(a)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust Shares; or
(b)arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or acquisition of the Contracts or Trust Shares; or
(c)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Distributor; or
(d)arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this Agreement; or
(e)arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor or the Trust.
5.4Neither the Company, the Distributor, nor the Trust shall be liable under the indemnification provisions of Sections 5.1, 5.2, or 5.3, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.
5.5Neither the Company, the Distributor, nor the Trust shall be liable under the indemnification provisions of Sections 5.1, 5.2, or 5.3 as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1, 5.2, or 5.3.
5.6In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE VI
Termination
6.1This Agreement may be terminated as follows:
(a) by any party for any reason upon six-months advance written notice delivered to the other parties; or
(b)by the Company by written notice to the Trust and the Adviser with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts. Reasonable advance notice of election to terminate shall be furnished by the Company, said termination to be effective ten days after receipt of notice unless the Trust makes available a sufficient number of shares to reasonably meet the requirements of the Account within said ten day period; or
(c)by the Company by written notice to the Trust with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company; or
(d)by the Company by written notice to the Trust with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Portfolio may fail to so qualify; or
(e)by the Company by written notice to the Trust and the Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in 3.6Article VI[Do you mean 3.6?] hereof; or
(f)by the Trust by written notice to the Company if the Trust shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and as a result ability to perform obligations under this Agreement is materially impaired, provided that the Trust will give the Company sixty days advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Company and any other changes in circumstances since the giving of such notice, the determination of the Trust shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or
(g)by the Company by written notice to the Trust and the Adviser if the Company shall determine, in its sole judgment exercised in good faith, that either the Trust, the Adviser or the Portfolio has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; provided that the Company will give the Trust and the Adviser sixty days advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Trust or the Adviser and any other changes in circumstances since the giving of such notice, the determination of the Company shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or
(h)by the Company in the event that formal administrative proceedings are instituted against the Trust, the Adviser or Portfolio by the NASD, the SEC, or any state securities or insurance department or any other regulatory body in respect of the sale of shares of the Portfolio to the Company, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or the Adviser to perform its obligations under this Agreement; or
(i)by any party upon the other party's breach of any representation in Article III or any material provision of this Agreement, which breach has not been cured to the satisfaction of the terminating party within ten (10) days after written notice of such breach is delivered to the Trust, the Adviser or the Company, as the case may be; or
(j)termination by the Trust or the Adviser by written notice to the Company in the event an Account or Contract is not sold in accordance with applicable federal or state law or regulation, provided that the Trust or the Adviser will give the Company sixty (60) days' advance written notice of such intent.
6.2Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in Section 2.3.
6.3The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.8 shall survive the termination of this Agreement as long as Shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.
ARTICLE VII
Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:
Janus Aspen Series
151 Detroit Street
Denver, Colorado 80206
Attention: General Counsel
If to the Distributor:
Janus Distributors LLC
151 Detroit Street
Denver, Colorado 80206
Attention: General Counsel
If to the Company:
Sun Life Assurance Company of Canada (U.S.)
One Sun Life Executive Park, SC1335
Wellesley Hills, MA 02481
Attention: Susan Lazzo, Senior Counsel

ARTICLE VIII
Miscellaneous
8.1The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
8.2This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
8.3If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
8.4This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Colorado.
8.5The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.[SEE EMAIL.]
8.6Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
8.7The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
8.8The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.
8.9Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.
8.10No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.
IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

JANUS ASPEN SERIES
By:___________________
Name: Bonnie M. Howe
Title: Vice President
Date:_______________
JANUS DISTRIBUTORS LLC
By:___________________
Name: Bonnie M. Howe
Title: Vice President
Date:_______________
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
For the President By:__________________________________ Name:________________________________ Title:_________________________________ Date:_________________________________	For the Secretary By:__________________________________ Name:________________________________ Title:_________________________________ Date:_________________________________

Schedule A
Separate Accounts

Schedule B
List of Portfolios
Name of Portfolio
All Portfolios of Janus Aspen Series open to new investors (as set forth in the current prospectus of Janus Aspen Series) except Global Technology Portfolio and Global Life Sciences Portfolio.